Exhibit 99.1

Bruker Reports Fourth Quarter and

Full Year 2014 Financial Results

BILLERICA, Mass. — February 19, 2015 — Bruker Corporation (NASDAQ: BRKR) today reported financial results for its fourth quarter and full year ended December 31, 2014.

Bruker’s revenues for the fourth quarter of 2014 were $508.0 million, a decline of 8.0 percent compared to the fourth quarter of 2013.  Excluding a 1.3 percent net negative effect from acquisitions & divestitures, and a 6.2 percent negative effect from changes in foreign exchange rates, Bruker reported a year-over-year organic revenue decline of 0.5 percent in the fourth quarter of 2014.

Bruker reported fourth quarter 2014 GAAP operating income of $44.5 million, compared to $61.0 million in the fourth quarter of 2013.  Fourth quarter 2014 GAAP earnings per diluted share (EPS) were $0.15, compared to EPS of $0.21 in the fourth quarter of 2013.

On a non-GAAP basis, Bruker reported fourth quarter 2014 operating income of $63.7 million, compared to $81.3 million in the fourth quarter of 2013.  Fourth quarter 2014 non-GAAP EPS were $0.30, compared to $0.31 in the fourth quarter of 2013.  A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

For the full year 2014, Bruker’s revenues declined 1.7 percent to $1.81 billion, compared to $1.84 billion for the full year 2013.  Excluding a 0.1 percent net positive effect from acquisitions & divestitures, and a 1.4 percent negative effect from changes in foreign exchange rates, Bruker reported a year-over-year organic revenue decline of 0.4 percent for the full year 2014.

Bruker reported GAAP operating income of $105.4 million for the full year 2014, compared to $148.2 million in 2013.  The Company’s GAAP EPS for 2014 were $0.33, compared to $0.48 for 2013.

On a non-GAAP basis, Bruker reported operating income of $184.4 million for the full year 2014, compared to $205.5 million for 2013.  Non-GAAP EPS for 2014 were $0.75, compared to $0.77 for 2013.

“Our fourth quarter performance was in-line with our expectations.  We experienced soft demand in our Nuclear Magnetic Resonance and X-Ray businesses for most of 2014, and changes in foreign exchange rates continued to negatively impact our revenues and earnings,” said Frank Laukien, President and CEO of Bruker.  “In the second half of 2014, we implemented programs to improve our financial performance, including the divestitures of two Chemical & Applied Markets (CAM) division product lines, the transfer of the remaining CAM product lines into the Daltonics division, and the closure of CAM’s Fremont, California manufacturing site.

“Looking ahead, we are further expanding our operational initiatives in 2015, with a focus on optimizing the cost structure and manufacturing footprint of our Bruker BioSpin Group.  While we expect that currency will continue to negatively affect our revenues and earnings, we believe that we can increase our full year 2015 operating margin as a result of the initiatives that we have executed over the last two years.”

Bruker will provide a 2015 revenue and earnings outlook on its conference call scheduled at 4:45 p.m. ET today.

“Over the past year, we have strengthened Bruker’s foundation by improving key business processes, implementing new systems, and building new organizational and functional capabilities,” said Charles Wagner, Chief Financial Officer of Bruker.  “Although market weakness and currency headwinds have hampered our ability to translate this progress into improved financial performance, we remain convinced that we are taking the right actions to achieve operational and commercial excellence, to expand our margins, and to drive long-term value for our stakeholders.”

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Standard Time today. To listen to the webcast, investors can go to http://ir.bruker.com and click on the “Events & Presentations” hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-877-270-2148 or +1-412-902-6510, and referencing “Bruker’s Fourth Quarter 2014 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 or +1-412-317-0088 and entering conference number: 10059457.  The replay will be available beginning one hour after the end of the conference through February 27, 2015.

About Bruker Corporation

For more than 50 years, Bruker has enabled scientists to make breakthrough discoveries and develop new applications that improve the quality of human life.  Bruker’s high-performance scientific research instruments and high-value analytical solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels.

In close cooperation with our customers, Bruker is enabling innovation, productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy, nano-analysis and industrial applications, as well as in cell biology, preclinical imaging, clinical research, microbiology and molecular diagnostics.  For more information, please visit:  http://www.bruker.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used by Bruker Corporation in this press release are non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP interest and other income (expense) net; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income; non-GAAP earnings per share; and free cash flow.  These non-GAAP measures exclude costs related to restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets and other costs that are non-recurring in nature. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly and annual performance.  It is our belief that these non-GAAP financial measures are particularly important as Bruker implements restructuring initiatives to expand operating margins.  The financial impact of these activities, particularly restructuring activities, can be large and may adversely affect the comparability of our results from period-to-period.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures.  For the same reasons, we also use this information for our forecasting activities.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures.  They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole

financial measures to evaluate our financial results.    Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2013 and our quarterly report on Form 10-Q for the period ended September 30, 2014. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Joshua Young

Vice President, Investor Relations

Bruker Corporation

T: +1 (978) 667 – 9580, ext. 1479

joshua.young@Bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	December 31,	December 31,
	2014	2013

ASSETS

Current assets:
Cash and cash equivalents	$319.5	$438.7
Short-term investments	178.0	—
Accounts receivable, net	293.2	307.6
Inventories	477.4	589.8
Other current assets	98.2	95.8
Total current assets	1,366.3	1,431.9

Property, plant and equipment, net	249.9	299.5
Intangible and other long-term assets	248.6	256.9

Total assets	$1,864.8	$1,988.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$0.8	$0.7
Accounts payable	76.0	74.8
Customer advances	189.5	258.6
Other current liabilities	316.4	314.5
Total current liabilities	582.7	648.6

Long-term debt	354.2	354.3
Other long-term liabilities	156.2	135.2

Total shareholders’ equity	771.7	850.2

Total liabilities and shareholders’ equity	$1,864.8	$1,988.3

FOR FURTHER INFORMATION:	Joshua Young, Vice President of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: Joshua.Young@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues	$508.0	$552.1	$1,808.9	$1,839.4
Cost of revenues	292.2	316.2	1,045.6	1,034.2

Gross profit	215.8	235.9	763.3	805.2

Operating expenses:
Selling, general and administrative	118.5	118.3	451.0	437.9
Research and development	41.6	49.1	174.2	190.5
Impairment of assets	4.6	—	11.5	—
Other charges, net	6.6	7.5	21.2	28.6
Total operating expenses	171.3	174.9	657.9	657.0

Operating income	44.5	61.0	105.4	148.2

Interest and other income (expense), net	(1.0)	(7.2)	(4.1)	(23.6)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	43.5	53.8	101.3	124.6
Income tax provision	17.0	17.9	41.7	42.8

Consolidated net income	26.5	35.9	59.6	81.8
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.4	0.7	2.9	1.7
Net income attributable to Bruker Corporation	$26.1	$35.2	$56.7	$80.1

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.16	$0.21	$0.34	$0.48
Diluted	$0.15	$0.21	$0.33	$0.48

Weighted average common shares outstanding:
Basic	168.2	167.2	167.8	166.5
Diluted	169.6	169.0	169.5	168.5

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Consolidated net income	$26.5	$35.9	$59.6	$81.8
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	12.1	15.9	59.7	61.3
Write-down of demonstration inventories to net realizable value	5.6	8.7	28.2	32.7
Impairment of assets	4.6	—	11.5	—
Stock-based compensation expense	2.3	1.8	9.4	6.6
Deferred income taxes	(9.2)	15.5	(9.2)	7.4
Gain on disposal of product line	0.7	—	(8.3)	(0.9)
Other non-cash expenses, net	(1.5)	0.9	2.7	2.1
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(36.0)	(9.6)	(14.5)	(19.3)
Inventories	51.5	40.6	4.6	5.7
Accounts payable and accrued expenses	(15.7)	1.3	9.0	7.0
Income taxes payable, net	20.4	(1.1)	5.6	(28.7)
Deferred revenue	10.7	3.3	12.9	4.6
Customer advances	(13.1)	6.8	(48.2)	(12.1)
Other changes in operating assets and liabilities, net	10.4	11.4	(8.7)	(3.2)
Net cash provided by operating activities	69.3	131.4	114.3	145.0

Cash flows from investing activities:
Purchases of short-term investments	(90.8)	—	(211.6)	—
Maturity of short-term investments	19.0	—	19.0
Cash paid for acquisitions, net of cash acquired	—	—	(3.9)	(11.6)
Proceeds from disposal of product line	12.5	—	25.3	0.5
Purchases of property, plant and equipment	(7.1)	(9.0)	(33.8)	(50.3)
Proceeds from sales of property, plant and equipment	0.2	0.6	3.1	1.4
Net cash used in investing activities	(66.2)	(8.4)	(201.9)	(60.0)

Cash flows from financing activities:
Proceeds from revolving lines of credit	—	—	—	19.5
Repayment of other debt, net	(0.1)	(0.8)	(0.8)	(1.6)
Proceeds from issuance of common stock, net	0.6	0.2	7.9	8.2
Changes in restricted cash	—	2.3	0.7	1.0
Cash payments to noncontrolling interest	—	—	(1.1)	(0.6)
Net cash provided by financing activities	0.5	1.7	6.7	26.5
Effect of exchange rate changes on cash and cash equivalents	(13.3)	7.2	(38.3)	16.6
Net change in cash and cash equivalents	(9.7)	131.9	(119.2)	128.1
Cash and cash equivalents at beginning of period	329.2	306.8	438.7	310.6
Cash and cash equivalents at end of period	$319.5	$438.7	$319.5	$438.7

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES* (unaudited)

(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS

GAAP Operating Income	$44.5	$61.0	$105.4	$148.2
Non-GAAP Adjustments:
Restructuring Costs	6.8	11.7	36.1	25.3
Acquisition-Related Costs	1.0	2.3	4.0	4.5
Purchased Intangible Amortization	5.1	5.4	20.2	20.7
Other Costs	6.3	0.9	18.7	6.8
Total Non-GAAP Adjustments:	$19.2	$20.3	$79.0	$57.3

Non-GAAP Operating Income	$63.7	$81.3	$184.4	$205.5
Non-GAAP Operating Margin	12.5%	14.7%	10.2%	11.2%

Non-GAAP Interest & Other Income (Expense), net	(0.3)	(7.2)	(10.0)	(26.0)
Non-GAAP Profit Before Tax	63.4	74.1	174.4	179.5

Non-GAAP Income Tax Provision	(12.7)	(21.2)	(43.8)	(48.5)
Non-GAAP Tax Rate	20.0%	28.6%	25.1%	27.0%

Minority Interest	(0.4)	(0.7)	(2.9)	(1.7)

Non-GAAP Net Income Attributable to Bruker	50.3	52.2	127.7	129.3

Weighted Average Shares Outstanding (Diluted)	169.6	169.0	169.5	168.5

Non-GAAP Earnings Per Share	$0.30	$0.31	$0.75	$0.77

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$215.8	$235.9	$763.3	$805.2
Non-GAAP Adjustments:
Restructuring Costs	2.7	7.1	25.0	7.1
Acquisition-Related Costs	0.2	0.3	1.1	0.9
Purchased Intangible Amortization	4.5	5.0	18.3	19.3
Total Non-GAAP Adjustments:	7.4	12.4	44.4	27.3
Non-GAAP Gross Profit	$223.2	$248.3	$807.7	$832.5
Non-GAAP Gross Margin	43.9%	45.0%	44.7%	45.3%

Reconciliation of GAAP and Non-GAAP Interest & Other Income (Expense), net
GAAP Interest & Other Income (Expense), net	$(1.0)	$(7.2)	$(4.1)	$(23.6)
Non-GAAP Adjustments:
Insurance Settlement	—	—	—	(1.5)
Sale of Product Line	0.7	—	(8.3)	(0.9)
Other	—	—	2.4	—
Total Non-GAAP Adjustments:	0.7	—	(5.9)	(2.4)
Non-GAAP Interest & Other Income (Expense), net	$(0.3)	$(7.2)	$(10.0)	$(26.0)

* Please refer to our press release for a full explanation for the use of non-GAAP measures.